Exhibit 32.1

ForeverGreen Worldwide Corp.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officers of ForeverGreen Worldwide Corp. certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

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the annual report on Form 10-K of the Company for the year ended December 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

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the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2017	/s/ Ronald K. Williams Ronald K. Williams Chief Executive Officer /s/Jack B. Eldridge, Jr. Jack B. Eldridge, Jr. Chief Financial Officer